EXHIBIT 23.2

CONSENT OF JEFFREY PONTIUS

The undersigned, Jeffrey Pontius, hereby states as follows:

I, Jeffrey Pontius, supervised the preparation of the scientific and technical information that forms the basis for the NBP disclosure in the Annual Report on Form 10-K for Corvus Gold Inc. (the “Company”) which is incorporated by reference into the Company’s Registration Statement on Form S-8 (333-198689).

I hereby consent to the Approval Statement and the reference to my name in the Form 10-K as incorporated by reference into the Form S-8 (333-198689).

Date: August 22, 2016	By:	/s/ Jeffrey Pontius

Name: Jeffrey Pontius